SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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  JAMES RIVER COAL COMPANY
(Name of Registrant as Specified in its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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JAMES RIVER COAL COMPANY
901 E. BYRD STREET
SUITE 1600
RICHMOND, VIRGINIA 23219

April 30, 2010

To Our Shareholders:

On behalf of the Board of Directors and management of James River Coal Company, I cordially invite you to the 2010 Annual Meeting of Shareholders to be held on June 16, 2010, at 10:00 a.m., local time, at the Company’s principal office, located at 901 E. Byrd Street, Suite 1600, in Richmond, Virginia.

At the 2010 Annual Meeting, shareholders will be asked to consider and vote upon the re-election of two current directors and the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2010.  Information about the nominees for director and certain other matters is contained in the accompanying Proxy Statement.  A copy of our 2009 Annual Report to Shareholders, which contains financial statements and other important information about our business, is also enclosed.

It is important that your shares of stock be represented at the meeting, regardless of the number of shares you hold.  We encourage you to specify your voting preferences by marking and dating the enclosed Proxy Card.  If you wish to vote for electing the nominees for director specified herein and ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2010 as described herein, however, all you need to do is sign and date the Proxy Card.

Regardless of whether you plan to attend the meeting in person, please complete the enclosed Proxy Card and return it promptly in the enclosed envelope, or vote by using any other method described on your Proxy Card.  If you do attend and wish to vote in person, you may revoke your proxy at that time.

I hope you are able to attend the meeting, and look forward to seeing you.

Sincerely, Peter T. Socha Chairman of the Board, President and Chief Executive Officer

JAMES RIVER COAL COMPANY
901 E. BYRD STREET
SUITE 1600
RICHMOND, VIRGINIA 23219

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 16, 2010

To the Shareholders of James River Coal Company:

Notice is hereby given that the 2010 Annual Meeting of Shareholders of James River Coal Company will be held at 10:00 a.m., local time, on Wednesday, June 16, 2010, at the Company’s principal office, located at 901 E. Byrd Street, Suite 1600, in Richmond, Virginia, for the following purposes:

1.	To elect two directors, whose terms, if re-elected, will expire in 2013;

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2010; and

3.	To consider such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Only holders of James River Coal Company’s Common Stock of record as of the close of business on Monday, May 10, 2010 are entitled to vote at the 2010 Annual Meeting.  A Proxy Statement and a Proxy Card solicited by the Board of Directors are enclosed herewith.  Please sign, date and return the Proxy Card promptly in the enclosed business reply envelope, or vote using any other method that may be described on your Proxy Card.  If you attend the meeting, you may, if you wish, withdraw your Proxy and vote in person.

April 30, 2010	By Order of the Board of Directors, James T. Ketron Secretary

Whether or not you expect to be present at the 2010 Annual Meeting, we urge you to fill in, date, sign, and promptly return the enclosed Proxy Card in the enclosed business reply envelope, or vote using any other method that may be described on your Proxy Card.  The proxy may be revoked at any time prior to exercise, and if you are present at the 2010 Annual Meeting, you may, if you wish, revoke your proxy at that time and exercise the right to vote your shares personally.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 16, 2010

The Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders and the Company’s 2009  Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at http://ir.jamesrivercoal.com/annuals.cfm.

TABLE OF CONTENTS

Introduction	1
Voting Procedures	2
Item for Vote:
Proposal One: Election of Directors	3
Proposal Two: Ratification of the Appointment of Independent Registered Public Accounting Firm	5
Board Matters	6
Management	9
Principal Shareholders and Securities Ownership of Management	10
Securities Authorized for Issuance under Equity Compensation Plans	12
Section 16(a) Beneficial Ownership Reporting Compliance	12
Related Person Transactions	12
Compensation of Executive Officers and Directors
Compensation Committee Report	13
Compensation Discussion and Analysis	13
Summary Compensation Table	17
Grants of Plan Based Awards	18
Outstanding Equity Awards at 2009 Fiscal Year-End	18
Option Exercises and Stock Vested in 2009	19
Pension Benefits in 2009	19
Employment Contracts, Termination of Employment, Severance and Change-in-Control Arrangements	21
Director Compensation in 2009	22
Compensation Committee Interlocks and Insider Participation	23
Accounting Matters
Report of the Audit Committee	24
Independent Registered Public Accountants	25
Shareholder Proposals for 2011 Annual Meeting	26
2009 Annual Report	26
Expenses of Solicitation	26
Other Matters	26

JAMES RIVER COAL COMPANY
901 E. BYRD STREET
SUITE 1600
RICHMOND, VIRGINIA 23219

PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD JUNE 16, 2010

INTRODUCTION

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of James River Coal Company (“James River” or the “Company”) for use at James River’s 2010 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, June 16, 2010, including any postponement, adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of 2010 Annual Meeting.  Management intends to mail this Proxy Statement and the accompanying form of proxy to shareholders on or about May 14, 2010.

Only shareholders of record at the close of business on May 10, 2010 (the “Record Date”) are entitled to notice of and to vote in person or by proxy at the 2010 Annual Meeting.  As of the Record Date, there were 27,790,876 shares of common stock, $0.01 par value per share (the “Common Stock”), of James River outstanding and entitled to vote at the 2010 Annual Meeting.

Proxies in the accompanying form duly executed and returned to the management of James River, and not revoked, will be voted at the 2010 Annual Meeting.  Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of James River or by personally withdrawing the proxy at the 2010 Annual Meeting and voting in person.

Proxies that are executed, but that do not contain any specific instructions, will be voted for the election of the nominees for director specified herein and for the ratification of the appointment of KPMG LLP, as our independent registered public accounting firm for 2010 described herein.  The persons appointed as proxies will vote in their discretion on any other matter that may properly come before the 2010 Annual Meeting or any postponement, adjournment or adjournments thereof, including any vote to postpone or adjourn the 2010 Annual Meeting.

A copy of James River’s 2009 Annual Report to Shareholders, which includes a copy of the 2009 Annual Report on Form 10-K for the year ended December 31, 2009, is being furnished herewith.  Any shareholder of record or beneficial shareholder as of the Record Date may request a copy of any exhibits to the 2009 Annual Report on Form 10-K, upon payment of James River’s reasonable expenses in furnishing the exhibits, by submitting a written request to:

James River Coal Company
901 E. Byrd Street, Suite 1600
Richmond, Virginia  23219
Attn.:  Secretary

If the person requesting exhibits was not a shareholder of record on the Record Date, the request must include a representation that the person was a beneficial owner of Common Stock on that date.

VOTING PROCEDURES

The Board of Directors has designated Peter T. Socha and Samuel M. Hopkins, II, and each or either of them, as proxies to vote the shares of Common Stock solicited on its behalf.  If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time before it has been exercised by: (i) giving written notice to the secretary of the Company; (ii) delivery of a later dated proxy; or (iii) attending the 2010 Annual Meeting, notifying the secretary of the Company or his delegate and voting in person.  The shares represented by the proxy will be voted in accordance with the directions given unless the proxy is mutilated or otherwise received in such form as to render it illegible.  If sufficient votes in favor of the election of directors are not received by the date of the 2010 Annual Meeting, the persons named as proxies may propose one or more adjournments of the 2010 Annual Meeting to permit further solicitation of proxies.

Each outstanding share of Common Stock is entitled to one vote.  A majority of shares entitled to vote and represented in person or by proxy at a meeting of the shareholders constitutes a quorum for the purpose of transacting business at the 2010 Annual Meeting.  Abstentions and “broker non-votes” will be included in determining whether a quorum is present at the 2010 Annual Meeting.  Broker non-votes are proxies received from brokers or other nominees holding shares on behalf of their clients who have not received specific voting instructions from their clients with respect to certain non-routine matters.  The required vote for each item of business at the 2010 Annual Meeting, in each case assuming the presence of a quorum, is as follows:

➢
For Proposal One, the re-election of two directors, whose terms will end in 2013, the nominee for each vacancy receiving the greatest number of votes at the 2010 Annual Meeting shall be deemed elected to serve such term, even though such nominee may not receive a majority of the votes cast.  Because directors are elected by plurality vote, abstentions and broker non-votes will have no effect on voting for this item.

➢
For Proposal Two, the ratification of the appointment of KPMG LLP as independent registered public accountants for 2010, if more shares are voted in favor of the matter than against it, the matter shall be approved.

➢
For any other business at the 2010 Annual Meeting, if more shares are voted in favor of the matter than against it, the matter shall be approved, unless the vote of a greater number is required by law.

Shareholders should specify their choices on the enclosed form of proxy.  If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted “FOR” the election of all nominees and “FOR” the ratification of the appointment of KPMG LLP as independent registered public accountants for 2010, and in the discretion of the proxies with respect to any other matters that properly come before the meeting.

If your shares of Common Stock are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your shares voted—the instructions may appear on the special proxy card provided to you by your nominee (also called a “voting instruction form”).  Your nominee may offer you different methods of voting, such as by telephone or Internet.  If you do hold your shares in “street name” and plan on attending the 2010 Annual Meeting, you should request a proxy from your broker or other nominee holding your shares in record name on your behalf in order to attend the 2010 Annual Meeting and vote at that time (your broker may refer to it as a “legal” proxy).

PROPOSAL ONE:

ELECTION OF DIRECTORS

The Board is divided into three classes of directors serving staggered three-year terms. As required by the Company’s Articles of Incorporation and Section 13.1-678 of the Virginia Stock Corporation Act, the three classes of the Board must be as nearly equal in number as possible.  The Board is currently comprised of five directors.  The Board has nominated Mr. Kujawa and Mr. Socha to each serve a three-year term that will expire in 2013, and both Messrs. Kujawa and Socha have indicated that they will serve if elected.  If any nominee is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors.

The following information as of April 21, 2010 has been furnished by the nominees for director and the continuing directors.  Except as otherwise indicated, the nominees and the continuing directors have been or were engaged in their present or last principal employment, in the same or a similar position, for more than five years.

Nominees for Director at the 2010 Annual Meeting and Whose Terms Will Expire in 2013 if Elected

Name (Age)	Information About the Nominee

Leonard J. Kujawa (77)
Mr. Kujawa has been a Director since May 2004. Mr. Kujawa previously served as a partner at Arthur Andersen & Co. from 1965 to 1995. When he retired in 1995, he had worldwide management responsibility for services to clients in the utility, energy and telecommunications fields. For over ten years, Mr. Kujawa has participated extensively in the restructuring and privatization of energy companies around the world. Mr. Kujawa was a Senior Advisor to Cambridge Energy Research Associates, leading their program for Chief Financial Officers and Chief Risk Officers. Mr. Kujawa currently serves as a utility industry financial consultant in Asia.  Mr. Kujawa previously served on the Boards of American Electric Power, China Tobacco Mauduit (Jiangmen) Paper Industry Company and Schweitzer-Mauduit International. Mr. Kujawa has a B.B.A. (with distinction) and a M.B.A. from the University of Michigan. Mr. Kujawa is a Certified Public Accountant.

Through his many years of experience as a partner at Arthur Andersen, Mr. Kujawa is able to provide financial accounting knowledge that is critical to our board of directors.  Mr. Kujawa’s experience with accounting principles, financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of public companies, from an independent auditor’s perspective and as a board member and audit committee member of other public companies, makes him a valuable asset to our board of directors.  Additionally, Mr. Kujawa’s board experience in the utility industry provides our board with crucial insight into the utility industry, which serves as our primary customers.  Mr. Kujawa’s financial expertise in particular qualifies him to chair the Audit Committee, and the Board of Directors has designated him an “audit committee financial expert” as defined in SEC rules.

Peter T. Socha (51)
Mr. Socha serves as our Chairman, Chief Executive Officer and President. He joined the Company in March 2003. Mr. Socha has a B.S. degree in Mineral Engineering and a M.A. degree in Corporate Finance, both from the University of Alabama.

As our Chief Executive Officer and President, Mr. Socha provides essential insight and guidance to our Board of Directors from an inside perspective of our day-to-day operations.  Additionally, Mr. Socha’s has served in the capacity of a chief executive officer and chairman on various boards since 1992.  This experience, along with his mineral engineering background, makes him invaluable in providing key senior management and operational experience to our board of directors.

Director Whose Term Will Expire in 2011

Name (Age)	Information About the Continuing Directors

Alan F. Crown (62)
Mr. Crown has been a Director since May 2004.  He has served since April 2007 as an Operating Partner at Comvest Investment Group.  Mr. Crown previously served from January 2004 to April 2007 as President and Chief Operating Officer of Transload America, LLC, a waste haulage company. Prior to that, Mr. Crown was employed by CSX Transportation, a major eastern railroad, from 1966 until he retired in September 2003.  From 1999 to 2003, Mr. Crown served as Vice President—Central Region (1999-2000), Senior Vice President—Transportation (2000-2002), and Executive Vice President (2002-2003) of CSX Transportation.  Mr. Crown attended the University of Baltimore.

Mr. Crown has extensive experience in the railroad industry. His vast understanding of, and experience with, the transportation aspects of our industry provide him with a unique understanding of the coal industry that is critical to our board of directors.  Mr. Crown’s strong operating and leadership experience qualifies him to serve as chair of our Governance Committee.

Directors Whose Terms Expire in 2012

Name (Age)	Information About the Continuing Directors

Ronald J. FlorJancic (59)
Mr. FlorJancic has been a Director since August 2006.  He is a Principal and Partner at Customer Care Specialists, Inc., a management consulting firm. Mr. FlorJancic has been a consultant to the coal, coalbed methane, energy and telecommunications industries since 2003. Prior to that, Mr. FlorJancic spent 30 years with CONSOL Energy Inc. in various positions of operations, safety, coal trading, transportation and distribution, and sales and marketing. He was chief of mergers and acquisitions and an active principal in CONSOL Energy's initial public offering. Mr. FlorJancic retired from CONSOL Energy in 2003 as Executive Vice President. Mr. FlorJancic is a Certified Mine Foreman – Pennsylvania.  Mr. FlorJancic earned a B.S. in Business (with distinction) and a M.B.A. from Indiana University. Mr. FlorJancic attended the Executive Management Program at Emory University.

With over 30 years of coal industry experience, Mr. FlorJancic is able to provide our board of directors with a first hand understanding and knowledge of our industry.  Mr. FlorJancic’s industry knowledge and experience provides our board of directors with an operational understanding of the coal industry.

Joseph H. Vipperman (69)
Mr. Vipperman has been a Director since June 2005.  Mr. Vipperman retired in 2002 after more than 40 years with American Electric Power (AEP) and its subsidiary companies.  When he retired, Mr. Vipperman was serving as Executive Vice President-Shared Services for American Electric Power Services Corporation.  He has also served as Chairman of both the Virginia Center for Energy and Economic Development and the Roanoke Regional Chamber of Commerce, on the Advisory Board of Norfolk Southern Corporation, and as a Director of the Virginia Coal Council, Shenandoah Life Insurance Company and Roanoke Electric Steel.  Mr. Vipperman earned a bachelor’s degree in Electrical Engineering from Virginia Polytechnic Institute and a master’s degree in Industrial Management from Massachusetts Institute of Technology.

Mr. Vipperman brings to the board of directors over 40 years of experience in the utility industry that allows him to provide crucial insight to this area.  Additionally, Mr. Vipperman’s experience as Executive Vice President of Shared Services for AEP has provided him with an understanding of both the accounting and human resource functions of a large and complex organization.  This experience has given him a working knowledge of compensation issues that makes him uniquely qualified to serve as the head of our Compensation Committee.

At the 2010 Annual Meeting, two individuals will be elected to serve as directors of the Company for terms scheduled to end in conjunction with the 2013 annual meeting of shareholders or until his successor is duly elected and qualified.  The nominees have consented to be named herein and to serve as directors, if elected.  However, if any nominee becomes unavailable for election, it is the intention of the persons named in the accompanying form of proxy to vote the shares for the election of such other person as may be designated by the Board of Directors, if any.

Proxies cannot be voted for a greater number of persons than the number of nominees named above.  It is the intention of the persons named in the accompanying form of proxy, absent contrary instructions thereon, to vote such proxy for the election to the Board of Directors of the individuals nominated.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES.  PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY A CONTRARY CHOICE IN THEIR PROXIES.

PROPOSAL TWO:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP served as our independent registered public accountants and audited our annual financial statements for the fiscal year ended December 31, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2009.  KPMG LLP has served as our independent registered public accountants since fiscal year 1988.

The Audit Committee has appointed KPMG LLP as our independent registered public accountants for fiscal year 2010.  The shareholders are asked to ratify this appointment at the annual meeting.  In the event shareholders do not ratify the appointment of KPMG LLP as our independent registered public accountants for 2010, the Audit Committee will review its future selection of our independent registered public accountants.

A representative of KPMG LLP will be present at the annual meeting and will be available to respond to appropriate questions. We do not anticipate that the representative will make a prepared statement at the meeting; however, he or she will be free to do so if he or she chooses.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2010.

Ratification of the appointment of KPMG LLP as our independent registered public accountants for 2010 requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal.

BOARD MATTERS

The Company’s Articles of Incorporation provide that the Board of Directors shall consist of not less than three nor more than 15 directors, with the exact number being set from time to time by the Company’s Bylaws.  On April 28, 2009, the Board amended the Company’s Bylaws to decrease the size of the board from six to five directors, thereby eliminating a seat that had been vacant since the 2007 Annual Meeting.

Board Leadership Structure

The Board of Directors has not separated the position of Chairman of the Board and Chief Executive Officer.  Peter T. Socha currently serves as both Chairman and Chief Executive Officer of the Company.  Each of the standing committees of our Board of Directors is chaired by an independent director and each of our Audit, Compensation and Governance Committees is comprised entirely of independent directors.

The Board of Directors believes that combining the position of Chief Executive Officer and Chairman of the Board allows the Chief Executive Officer to serve as a bridge between management and the Board, ensuring that both groups act with a common purpose.  The Chief Executive Officer is the individual selected by the Board of Directors to manage the Company on a day to day basis, and his direct involvement in the Company’s operations makes him well positioned to lead productive Board strategic planning sessions and determine the time allocated to each agenda item in discussions of the Company’s short- and long-term objectives.

Additionally, the Board has not appointed a lead independent director.  Currently, the Board consists of five directors, four of whom are independent.  Due to the small size of the Board, all of the independent directors are able to closely monitor the activities of the Company and meet regularly in executive sessions without management to discuss the development and strategy of the Company.  These executive sessions allow the independent directors to review key decisions and discuss matters in a manner that is independent of our Chief Executive Officer.  Therefore, the Board has determined that a lead independent director is not necessary at this time.  As the composition of the Board changes and/or grows in the future, the Board of Directors intends to reevaluate the need for a lead independent director.

Board Independence

The Board has determined that a majority of the members of the Board of Directors are independent, as “independent” is defined under applicable federal securities laws and the Nasdaq Marketplace Rules. The independent directors are directors Crown, FlorJancic, Kujawa and Vipperman.

Meetings and Committees of the Board

The Board of Directors meets on a regular basis to supervise, review and direct James River’s business and affairs.  During fiscal 2009, the Board of Directors had three committees to which it assigned certain responsibilities in connection with the governance and management of its affairs:  an Audit Committee, a Compensation Committee and a Governance Committee.  Each committee operates under a written charter adopted by the Board.  During the 2009 fiscal year, the Board held 8 meetings.  During the 2009 fiscal year, each of the directors attended at least 75% of (i) the Board meetings held during the period for which he was a director, and (ii) the meetings of committees on which he served during the periods that he served.

The composition of these committees for fiscal 2009 was as follows:

Name of Director	Audit	Compensation	Governance
Non-Employee Directors
Alan F. Crown		X	X*
Ronald J. FlorJancic	X	X	X
Leonard J. Kujawa	X*		X
Joseph H. Vipperman	X	X*	X
Employee Director
Peter T. Socha
_________________

*	Denotes Chairman.

Audit Committee.  The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities.  A copy of the Audit Committee Charter is available at the Company’s internet site (http://ir.jamesrivercoal.com/documentdisplay.cfm?DocumentID=3225).  The Audit Committee’s duties, responsibilities and activities include reviewing James River’s financial statements, reports and other financial information, overseeing the annual audit and the independent registered public accountants, reviewing the integrity of James River’s financial reporting process and the quality and appropriateness of its accounting principles, and reviewing and monitoring the investment of the assets of the Company's pension plan..  The Audit Committee held 6 meetings during fiscal 2009.  The Report of the Audit Committee is included herein beginning at page 25.

The Board has determined that Mr. Kujawa satisfies the “audit committee financial expert” criteria adopted by the SEC under Section 407 of the Sarbanes-Oxley Act of 2002 and serves as the Audit Committee Chairman.  The members of the Audit Committee are all independent and meet the financial literacy requirements of the Nasdaq listing standards.

Compensation Committee.  The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to executive compensation, and also administers the James River Coal Company 2004 Equity Incentive Plan.  A copy of the Compensation Committee Charter is available at the Company’s internet site (http://ir.jamesrivercoal.com/documentdisplay.cfm?DocumentID=3226).  The Compensation Committee held 1 meeting during fiscal 2009.  The Board has determined that all of the members of the Compensation Committee are “independent” under the Nasdaq listing standards.  The Compensation Committee Report is included herein beginning at page 13.

Governance Committee.  The Governance Committee assists the Board of Directors in fulfilling its responsibilities with respect to: (1) Board and committee membership, organization and function; (2) director qualifications and performance; and (3) corporate governance.  A copy of the Governance Committee Charter is available at the Company’s internet site (http://ir.jamesrivercoal.com/documentdisplay.cfm?DocumentID=3227).  The Board has determined that all of the members of the Governance Committee are independent under the Nasdaq listing standards.  The Governance Committee held 2 meetings during fiscal 2009.

Board members are encouraged to attend the Company’s 2010 Annual Meeting of Shareholders.  All directors attended the Company’s 2009 annual meeting of shareholders.

Board’s Role in Risk Management Process

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  The Board believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight.  The Board commenced a formal risk assessment and management analysis during 2009, which it expects to complete during 2010.  The Board also receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic, competitive and reputational risks.  Additionally, senior management is available to address any questions or concerns raised by the Board on risk management-related and any other matters.

While the Board is ultimately responsible for risk oversight at the Company, our three Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk.  The Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting and  internal controls, and, in accordance with the Nasdaq rules, discusses policies with respect to risk assessment and risk management.  The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.  The Governance Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Director Nominations

Nominations Process.  The Governance Committee is responsible for considering and making recommendations to the Board concerning nominees to recommend to the shareholders in connection with the Company’s annual meeting of shareholders, and nominees for appointments to fill any vacancy on the Board.  To fulfill these responsibilities, the Governance Committee periodically considers and makes recommendations to the Board regarding what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness.  In determining whether to nominate an incumbent director for re-election, the Board and the Governance Committee evaluate each incumbent’s continued service in light of the Board’s collective requirements at the time such director’s Class comes up for re-election.

When the need for a new director arises (whether because of a newly created Board seat or vacancy), the Governance Committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates, including by engaging director search firms.  The Governance Committee reviews the qualifications of each candidate.  Final candidates are generally interviewed by one or more Board members.  The Governance Committee then makes a recommendation to the Board based on its review, the results of interviews with the candidate and all other available information. The Board makes the final decision on whether to invite the candidate to join the Board.

Director Qualifications.  The Governance Committee is responsible for considering and making recommendations to the Board concerning criteria for the selection of qualified directors.  At a minimum, directors should have high moral character and personal integrity, demonstrated accomplishment in his or her field, the ability to devote sufficient time to carry out the duties of a director, and be at least 21 years of age.  In addition to these minimum qualifications for candidates, in evaluating candidates the Board and the Committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then-current composition of the Board.  These factors may include: a candidate’s professional and educational background, reputation, industry knowledge and business experience, and the relevance of those characteristics to the Company and the Board; whether the candidate will complement or contribute to the diversity needed to maintain the Board’s effectiveness including diversity of talents, skills, background, experience and other characteristics; the candidate’s ability to fulfill the responsibilities of a director and of a member of one or more of the Board’s standing committees; whether the candidate is independent; and whether the candidate is financially literate or a financial expert.  The composition of the current Board of Directors reflects diversity in business and professional experience and skills.

Shareholder Nominations.  Nominations of individuals for election to the Board at any meeting of shareholders at which directors are to be elected may be made by any James River shareholder entitled to vote for the election of directors at that meeting by complying with the procedures set forth in Section 2.3 of the Company’s Bylaws.  Section 2.3 generally requires that shareholders submit nominations by written notice to the Corporate Secretary of the Company setting forth certain prescribed information about the nominee and nominating shareholder.  That section also requires that the nomination be submitted at a prescribed time in advance of the meeting, as described below in “Shareholder Proposals for 2011 Annual Meeting.”

The Governance Committee may consider recommending to the Board that it include in the Board’s slate of director nominees for a shareholders’ meeting a nominee submitted to the Company by a shareholder who has beneficially owned more than 5% of the Company's outstanding Common Stock for more than two years at the time of the shareholder's submission of a nominee.  In order for the Committee to consider such nominees, the nominating shareholder should submit the information about the nominee and nominating shareholder described in Section 2.3 of the Bylaws to the Corporate Secretary at the Company’s principal executive offices at least 120 days before the annual meeting of shareholders.  The nominating shareholder should expressly indicate that such shareholder desires that the Board and the Committee consider such shareholder’s nominee for inclusion with the Board’s slate of nominees for the meeting.  The nominating shareholder should submit information demonstrating that the shareholder has beneficially owned over 5% of the Company's outstanding Common Stock for over two years.  The nominating shareholder and shareholder’s nominee should undertake to provide, or consent to the Company obtaining, all other information the Board and the Governance Committee request in connection with their evaluation of the nominee.

The shareholder’s nominee must satisfy the minimum qualifications for director described above.  In addition, in evaluating shareholder nominees for inclusion with the Board’s slate of nominees, the Board and Committee may consider all relevant information, including: the factors described above; whether there are or will be any vacancies on the Board; the size of the nominating shareholder’s holdings in the Company and the length of time such shareholder has owned such holdings; whether the nominee is independent of the nominating shareholder and able to represent the interests of the Company and its shareholders as a whole; and the interests and/or intentions of the nominating shareholder.

Communicating with the Board

The Board has established a procedure by which shareholders may send communications to the Board.  Shareholders desiring to communicate directly with the Board can leave a confidential voice mail message at (866) 276-3753, which is a dedicated telephone number for the Board, or can send communications to the Board by e-mail at jrcc@openboard.info or by regular mail sent to the Company’s headquarters listed on the first page of this Proxy Statement directed to the attention of the Chairman of the Board.  An independent director will review the communication and respond accordingly.

Code of Ethics

The Board has adopted a Code of Ethics applicable to its Chief Executive and Senior Financial Officers.  The Code is available at http://ir.jamesrivercoal.com/documentdisplay.cfm?DocumentID=4429.

MANAGEMENT

Executive Officers

The following table sets forth the names, ages and positions of our executive officers as of April 30, 2010:

Name	Age	Position
Peter T. Socha	51	Chairman, President and Chief Executive Officer
Coy K. Lane, Jr.	49	Senior Vice President and Chief Operating Officer
Michael E. Weber	56	Senior Vice President and Chief Commercial Officer
Samuel M. Hopkins, II	53	Vice President and Chief Accounting Officer

Biographical information relating to the executive officers is set forth below:

Peter T. Socha.  Mr. Socha serves as our Chairman, Chief Executive Officer and President.  He joined the Company in March 2003.  Mr. Socha has a B.S. degree in Mineral Engineering and a M.A. degree in Corporate Finance, both from the University of Alabama.

Coy K. Lane, Jr.  Mr. Lane is our Senior Vice President and Chief Operating Officer.  He joined the Company in January 2005.  Before joining the Company, Mr. Lane served as Senior Vice President of Operations for International Coal Group, Inc., following that company’s acquisition in September 2004 of the core assets of Horizon Natural Resources Company.  Mr. Lane had served in various operations positions for Horizon and its predecessor companies since 1993.  Mr. Lane holds a B.S. degree in Mining Engineering from Virginia Polytechnic Institute.

Michael E. Weber.  Mr. Weber is our Senior Vice President and Chief Commercial Officer.  He joined the Company in September 2006.  Before joining the Company, Mr. Weber was a sales and marketing consultant to the energy industry at MJB Enterprises, LLC, a consulting firm, which he owns, beginning in 2005.  Prior to founding MJB Enterprises, LLC, Mr. Weber served in several positions with Progress Fuels Corporation and its predecessor companies from 1990 to 2005.  His most recent position with Progress Fuels Corporation was as Director - Coal Sales.  Mr. Weber earned a B.S. degree in Business Administration from The Ohio State University.

Samuel M. Hopkins II.  Mr. Hopkins is our Vice President and Chief Accounting Officer.  He joined the Company in September 2003.  Mr. Hopkins served as Vice President, Treasurer and Controller from 1997 to 2001 and as Vice President and Controller from 2001 to June 2002 for Progress Fuels Corporation, a coal-mining, natural gas producer, rail reconditioning/manufacturing subsidiary of Progress Energy.  Mr. Hopkins holds a B.A. degree in Accounting from the University of Alabama and is a Certified Public Accountant.

PRINCIPAL SHAREHOLDERS AND SECURITIES
OWNERSHIP OF MANAGEMENT

           The following table sets forth information, as of April 26, 2010 or such other date as is indicated below, regarding shares of our common stock held by (1) persons known to us to be the beneficial owners of more than five percent of our common stock, (2) our named executive officers and directors and (3) our executive officers and directors as a group.  This table was prepared solely based on information supplied to us, any Schedules 13D or 13G and Forms 3 and 4, and other public documents filed with the Securities and Exchange Commission.

Name	Number (1)	% (2)
Steelhead Partners LLC (3)	4,462,900	16.06%
SouthernSun Asset Management (4)	2,170,577	7.81%
Millennium Management LLC (5)	1,462,762	5.26%
The Vanguard Group, Inc. (6)	1,437,934	5.17%
Peter T. Socha (7)	376,586	1.35%
Coy K. Lane, Jr. (8)	148,680	*
Samuel M. Hopkins II (9)	59,917	*
Michael E. Weber (10)	36,754	*
Alan F. Crown (11)	43,501	*
Leonard J. Kujawa (12)	35,501	*
Joseph H. Vipperman (13)	20,501	*
Ronald J. FlorJancic (14)	26,126	*
Executive Officers and Directors as a Group (8 persons)	745,566	2.66%

*	Less than 1%
(1)
This column lists all shares of common stock beneficially owned, including all restricted shares of common stock, and all shares of common stock that can be acquired through option exercises within 60 days of the date of this report.

(2)
In calculating the percentage owned, we assumed that any options for the purchase of common stock that are exercisable by that shareholder within 60 days of the date of this report are exercised by that shareholder (and the underlying shares of common stock issued).  The total number of shares outstanding used in calculating the percentage owned assumes a base of 27,790,876 shares of common stock outstanding as of April 26, 2010 and no exercise of options held by other shareholders.

(3)	As of December 31, 2009, based on information in the Schedule 13G filed on April 20, 2010. The business address of the Steelhead Partners LLC is 1301 First Avenue, Suite 201, Seattle, WA 98101.
(4)	As of December 31, 2009, based on information in the Schedule 13G filed on February 16, 2010. The business address of SouthernSun Asset Management is 6000 Poplar Avenue, Suite 220, Memphis, TN 38119.
(5)	As January 11, 2010, based on information in the Schedule 13G filed on January 21, 2010. The business address of Millennium Management LLC is 666 Fifth Avenue, New York, New York 10103.
(6)	As of December 31, 2009, based on information in the Schedule 13G filed on February 8, 2010. The business address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.
(7)	Includes 145,000 shares of unvested restricted stock and 150,000 options that are exercisable within 60 days of the date of this report.
(8)	Includes 120,000 shares of unvested restricted stock.
(9)	Includes 29,583 shares of unvested restricted stock.
(10)	Includes 30,000 shares of unvested restricted stock.
(11)	Includes 3,332 shares of unvested restricted stock and 35,001 options that are exercisable within 60 days of the date of this report.
(12)	Includes 3,332 shares of unvested restricted stock and 25,001 options that are exercisable within 60 days of the date of this report.
(13)	Includes 3,332 shares of unvested restricted stock and 10,001 options that are exercisable within 60 days of the date of this report.
(14)	Includes 3,332 shares of unvested restricted stock and 20,001 options that are exercisable within 60 days of the date of this report.

SECURITIES AUTHORIZED FOR ISSUANCE
UNDER EQUITY COMPENSATION PLANS

The following table sets forth aggregate information as of December 31, 2009 about all Company compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance.  The weighted-average exercise price does not include restricted stock.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity Compensation Plans Approved by Shareholders	126,000	$22.94	843,816

Equity Compensation Plans Not Approved by Shareholders	150,000	$10.80	N/A

All securities authorized for issuance under equity compensation plans not approved by shareholders were authorized for issuance pursuant to the Employment Agreement with Mr. Socha, which was entered into before the Company was listed on the Nasdaq Global Select Market.  See “Compensation of Executive Officers and Directors - Employment Contracts, Termination of Employment, Severance and Change-in-Control Arrangements.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and the disclosure requirements of Item 405 of Regulation S-K require the directors and executive officers of the Company, and any persons holding more than 10% of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the Company.  Based solely on a review of the written statements and copies of such reports furnished to the Company by its executive officers and directors, the Company believes that during fiscal 2009 all Section 16(a) filing requirements applicable to its executive officers, directors and shareholders were complied with.

RELATED PERSON TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to its written charter, the Audit Committee of the Board of Directors of the Company must approve all transactions with related persons that are required to be disclosed under applicable securities rules.

Transactions with Related Persons

No transactions with related persons are required to be disclosed.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Alan F. Crown	Joseph H. Vipperman, Chairman	Ronald J. FlorJancic

The foregoing Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates this Report by reference therein.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This discussion and analysis addresses the material elements of the Company's compensation program for Named Executive Officers, including the Company's compensation objectives and overall philosophy, the compensation process and the administration of the program. It is intended to complement and enhance an understanding of the compensation information presented in the “Summary Compensation Table” and other accompanying tables.

As used in this report, the term “Named Executive Officers” means the Company's Chairman, President and Chief Executive Officer; Senior Vice President and Chief Operating Officer; Senior Vice President and Chief Commercial Officer; and Vice President and Chief Accounting Officer. In this “Compensation Discussion and Analysis” section, the terms “we,” “our,” “us” and the “Committee” refer to the Compensation Committee of the Company's Board of Directors.

Compensation Program Objectives, Administration and Overall Philosophy

The objectives of the Company's compensation program are to enhance the profitability and growth of the Company, and thus shareholder value, by aligning executive compensation with the Company's business goals and performance and by attracting, retaining and rewarding executive officers who contribute to the long−term success of the Company. The Company also seeks to provide a compensation program that is both competitive in the marketplace and that is internally equitable based upon the level of responsibility that the executive holds.

Decisions on compensation of the Company's executive officers generally have been made by the Committee, based upon the recommendation of the Chief Executive Officer. The Committee operates under a Charter that was approved by the Company's Board of Directors in 2004.  None of the members of the Committee has been an officer or employee of the Company, and the Board of Directors has considered and determined that all of the members are independent as “independent” is defined under Nasdaq rules and otherwise meet the criteria set forth in the Committee's Charter. In determining the compensation to be paid to the executive officers of the Company, the Committee members rely upon their individual knowledge of compensation paid to executives of companies of comparable size and complexity and a study conducted by Towers Perrin, as described below. They also consider the performance of the Company and the merits of the individual under consideration. The Committee considers both financial measures as well as non-financial measures (e.g., safety record, individual goals, etc.) in determining the amount of each element of compensation to be paid to the Named Executive Officers. The Committee reviews the performance and makes recommendations to the Board of Directors for approval of all compensation and benefits of the Chief Executive Officer. For other Named Executive Officers, the Chief Executive Officer makes recommendations that the Committee considers before making a final determination.

The Committee employs a mix of long− and short−term incentives in its compensation program. The compensation program is designed to motivate and reward the Company's executive officers for their contributions to shareholder value and the achievement of business plan objectives, and to link company−wide, division and individual performance goals.

Based upon certain provisions in its charter, the Committee may, from time to time, engage compensation consultants to assist in evaluating the Company's executive compensation plans. The most recent review took place during 2006, when the Committee engaged Towers Perrin to conduct a comprehensive review of total compensation for select executive positions and to provide high−level annual program design recommendations.   Based upon the ultimate findings in the study, we implemented the compensation plan for officers and key employees that is described below under Elements of Compensation – Bonuses.  We believe this plan meets our compensation objectives on a going forward basis.

Elements of Compensation

The compensation program includes the following key elements: base salary, bonuses, equity incentives and retirement benefits. Historically, the mix has been based on our general expectations and is set at a level we believe will allow us to hire, motivate and retain key employees.

Base Salary

The first element of our compensation program is base salary. We set base salaries for our employees at rates we believe are market rates based on our general experience. The starting point for determining such salaries generally will be the salary the executive officer received in the prior fiscal year. The Chief Executive Officer makes recommendations to the Compensation Committee regarding the base salary for the Company's executive officers other than himself and Mr. Lane based upon the profitability of the Company and the level of responsibility, time with the Company, contribution and performance of the executive officer.

Base salaries are targeted at the 50th percentile of comparable companies as recommended by the Towers Perrin comprehensive review of salary performed in 2006.  The Towers Perrin comprehensive review compared the Chief Executive Officer’s salary to industry competitors, including Alliance Resource Partners, Arch Coal, CONSOL Energy, Foundation Coal, Massey Energy, Peabody Energy, Penn Virginia, Westmoreland Coal, Alpha Natural Resources and National Coal.  The Towers Perrin review also considered a Energy Services Executive Compensation Survey for the other Named Executive Officers.

 The Company entered into an employment agreement with Mr. Socha on May 7, 2004.  Effective April 2010, in connection with an annual review as provided for in the employment agreement, Mr Socha’s base salary was increased to $750,000 per year.  The agreement provides that Mr. Socha will serve as President and Chief Executive Officer of the Company for an initial three−year term of employment. The term may be extended by mutual agreement of the parties in one−year increments, beginning on the first anniversary of the agreement.  The term of the agreement was most recently extended so that the current term expires in May 2013.

Base salaries for the Company's other Named Executive Officers are initially set with the approval of the Committee at the agreed−upon level outlined in their offer letter from the Company at the time of their original hire and reviewed annually, and may be adjusted accordingly, based on the guidelines outlined above.  Effective April  2010, the annual base salaries for the named executives were as follows: Mr. Lane − $425,000, Mr. Weber − $240,000, and Mr. Hopkins − $240,000.

In setting the 2010 salaries the most recent proxies for Alpha Natural Resources, Massey Energy, Patriot Coal and International Coal Group, Inc. were reviewed as comparable companies.  Based on a review of base salaries in those proxies for comparable positions, we believe that our Chief Executive Officer and our executive officers continue to be near or below the 50th percentile.  The increases were in recognition of the Company’s continued success in the safety area, a very profitable year despite a reduction in planned production due to market forces and the management of  the Company’s improving liquidity throughout the year.

Bonuses

Bonuses to executives are designed to reward meeting key expectations and the achievement of important financial or operating performance goals. The performance factors selected for any particular officer vary depending on the officer's specific responsibilities within the Company.  Prior to 2007, awarded bonuses were entirely subjective.  In 2007, we formalized a bonus plan that targets key objectives for our executives, including financial, operational and safety outcomes, although the Board retains the right to make discretionary bonuses.  The current bonus plan provides for bonuses of up to 25% to 60% of base salaries for covered participants for meeting certain budgeted financial targets, with the opportunity for additional increases if the budgeted targets are exceeded.  The primary financial target used by the Company for determining the bonus is EBITDA.  EBITDA is defined as net income before federal income taxes, excluding net gains or losses on investments, and before deduction for any expenses attributable to interest, depreciation or amortization, as derived from the annual audited financial statements of the Company for the year. At the production level, we use bonuses to reward employees for achievements in certain key areas, including safety and production initiatives.

Mr. Socha's employment agreement, described above, stipulates that he will participate in our annual bonus program, without specifying a percentage of salary target. Eligibility to receive bonuses for our other Named Executive Officers of up to 50% of their base salary is provided for in the offer letters they received from the Company at their initial hire date.  In 2009, we approved bonuses to be paid in 2009 to the Named Executive Officers as follows:  Mr. Socha − $175,000, Mr. Lane − $90,000, Mr. Weber − $35,000, and Mr. Hopkins − $35,000.  In 2010, we approved bonuses to be paid in 2010 to the Named Executive Officers as follows:  Mr. Socha − $250,000, Mr. Lane − $150,000, Mr. Weber − $35,000, and Mr. Hopkins − $50,000.  These amounts were made under the safety component of the bonus plan and using Board discretion as provided for in the bonus plan and were in recognition of continued success in the safety area, a very profitable year despite a reduction in planned production due to market forces (which decreased EBITDA levels) and the management of the Company’s improving liquidity throughout the year.

Equity Incentives

The Company uses grants of stock options and restricted stock to its key employees and executive officers to more closely align the interests of such employees and officers with the interests of its shareholders.  We believe that this policy creates an incentive for our key employees and executive officers to maximize shareholder value, primarily through growth and return on invested capital.  For 2009 and prior years, annual restricted stock has been issued to employees as determined by the Chief Executive Officer and Chief Operating Officer from a pool of stock approved by the Compensation Committee.  Equity awards equivalent to 213,708 restricted shares of the Company's common stock were awarded to employees during the year ended December 31, 2009.  The amount and nature of prior awards are generally considered in determining any new equity incentive awards for executive officers, although other factors, such as the need to retain experienced managers, are also considered.  A summary of grants awarded in 2009 to Named Executive Officers and outstanding equity awards at December 31, 2009 is provided in the “Grants of Plan-Based Awards” table and “Outstanding Equity Awards at Fiscal Year−End” table below.

With the exception of options issued to the Chief Executive Officer before we emerged from bankruptcy in 2004, we have limited the type of equity grants made to other employees primarily to restricted stock grants. We believe that restricted stock grants provide less dilution than options, are more easily understood by non−management employees and align local objectives with company−wide objectives, allowing us to retain key employees. At senior levels, we believe that the stock price is tied to operating results which drives stock appreciation.

A summary of the options held by Mr. Socha is provided in the “Outstanding Equity Awards at Fiscal Year−End Table” listed below.  No options were granted to Named Executive Officers in 2009.  Additionally, there were there no outstanding options for any other Named Executive Officers, except Mr. Socha, from previous years.

Retirement Benefits

Effective September 30, 2007, the Company froze pension plan benefit accruals for all employees covered under its qualified non-contributory defined benefit pension plan.  Prior to being frozen, the pension plan covered substantially all employees in the Company’s Central Appalachian (“CAPP”) region and corporate offices who met certain length of service requirements.  The number of years of credited service and the present value of accrued pension benefits for Named Executive Officers are listed in the “Pension Benefits” table below. Changes in the value of pension benefits for Named Executive Officers from 2008 to 2009 are listed in the “Summary Compensation Table” below.

The Company also has a defined contribution 401(k) plan covering eligible employees which includes an employer match component.   The Company may contribute additional amounts.  Participation in the 401(k) plan is voluntary; therefore, the amount of compensation deferred and the amount of our match varies among employees, including the executives.  Furthermore, the plan does not involve any above-market returns, as returns depend on actual investment results. The formulas used to determine the benefits differ by our operating segments.  The employees in our corporate segment, including the executive officers, have the same formulas used to determine benefits as all of the plan participants from our Central Appalachia segment.  In 2009, the Company contributed an additional $650 to eligible participants in our corporate segment and Central Appalachia segment who were actively employed as of December 31, 2008 and who met certain other requirements. The Company’s 2009 contributions to the plan on behalf of Named Executive Officers are included in “All Other Compensation” on the “Summary Compensation Table” below.

Other Benefits

Our executives also participate, on a voluntary basis, in customary benefits that are provided to all employees, including health, life, disability and dental insurance. The taxable value of life insurance benefits provided by the Company for Named Executive Officers is included in “All Other Compensation” on the “Summary Compensation Table” below.

SUMMARY COMPENSATION TABLE

The following table provides information concerning the compensation for our Chief Executive Officer, our Chief Accounting Officer and each of our two other most highly compensated executive officers for their service to the Company during the fiscal year ended December 31, 2009.  As of December 31, 2009, we did not have any executive officers other than those listed below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2) (3)	All Other Compensation ($) (4)	Total ($)
Peter T. Socha Chairman of the Board, President and Chief Executive Officer	2009 2008 2007	552,885 410,819 375,000	175,000 150,000 150,000	554,800 1,452,000 -	- - -	- - -	3,989 689 4,908	11,833 10,019 10,649	1,298,507 2,023,527 540,557
Coy K. Lane, Jr. Senior Vice President and Chief Operating Officer	2009 2008 2007	322,500 267,549 250,000	90,000 75,000 75,000	277,400 726,000 -	- - -	- - -	2,209 277 4,126	22,140 11,457 8,310	714,249 1,080,283 337,436
Michael E. Weber Senior Vice President and Chief Commercial Officer	2009 2008 2007	212,577 203,665 200,000	35,000 20,000 5,000	69,350 181,500 368,500	- - -	- - -	- - -	19,644 8,809 6,966	336,571 413,974 580,466
Samuel M. Hopkins, II Vice President and Chief Accounting Officer	2009 2008 2007	185,962 164,857 140,000	35,000 20,000 43,000	156,038 499,125 -	- - -	- - -	2,200 493 -	5,108 6,493 4,835	384,308 690,968 187,835

(1)
The amounts for stock awards reflect the grant date fair value for the awards granted. The assumptions used in the calculation of the amounts of these awards granted in 2009 are included in Note 7 to the Company's consolidated financial statements included within the 2009 Annual Report on Form 10−K for the year ended December 31, 2009.  In the prior years’ Summary Compensation Table, based on then prevailing rules, the value of these awards reflected the grant date fair value of the amounts expensed in each year, for financial reporting purposes. On December 16, 2009, the Securities and Exchange Commission adopted a final rule that requires reporting of all stock and option awards granted during the fiscal year at the full grant date fair value.  Amounts for 2008 and 2007 have been recalculated to comply with the new requirements.

(2)
The change in pension value for 2009 is the increase in actuarial present value of the Company's defined benefit pension plan attributable to the Named Executive Officer that was accrued during the year.  Effective September 30, 2007, the Company froze pension plan benefit accruals for all employees covered under the plan, resulting in a decrease of $2,568 in the benefit accrual for Mr. Hopkins in 2007.  Mr. Weber joined the Company in September 2006 and did not meet the eligibility requirements to participate in the plan prior to September 30, 2007.

(3)	The Company does not provide any non−qualified deferred compensation plans to its employees.
(4)
All Other Compensation consists of employer matching contributions under the Company's defined contribution 401(k) plan, vehicle allowance and the taxable value of life insurance benefits provided by the Company.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning the grant of restricted shares of the Company's common stock to Named Executive Officers during the year ended December 31, 2009.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Peter T. Socha (2)	4/6/2009	40,000	13.87	554,800
Coy K. Lane, Jr. (3)	4/6/2009	20,000	13.87	277,400
Michael E. Weber (4)	4/6/2009	5,000	13.87	69,350
Samuel M. Hopkins, II(5)	4/6/2009	11,250	13.87	156,038

(1)
The amounts for stock awards reflect the grant date fair value for the awards granted in the fiscal year ended December 31, 2009. The assumptions used in the calculation of the amounts of these awards granted in 2009 are included in Note 7 to the Company's consolidated financial statements included within  the 2009 Annual Report on Form 10−K for the year ended December 31, 2009.

(2)	Mr. Socha was granted shares of restricted common stock, which vest in two equal installments on May 25, 2012 and 2013.
(3)	Mr. Lane was granted shares of restricted common stock, which vest on May 25, 2012.
(4)	Mr. Weber was granted shares of restricted common stock, which vest on May 25, 2013.
(5)	Mr. Hopkins was granted shares of restricted common stock, which vest in two equal annual installments, on May 25, 2013 and 2014.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

The following table sets forth information about the outstanding equity awards for each of the Named Executive Officers as of December 31, 2009.

Name	OPTION AWARDS					STOCK AWARDS
	Number of Securities Underlying Unexercised Options (# exercisable)	Number of Securities Underlying Unexercised Options (# unexercisable)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Peter T. Socha	150,000 (2)	-	-	$10.80	5/7/14	80,000(3)	$1,479,200	-	-
Coy K. Lane, Jr.	-	-	-	-	-	60,000 (4)	1,109,400	-	-
Michael E. Weber	-	-	-	-	-	20,000 (5)	369,800	-	-
Samuel M. Hopkins, II	-	-	-	-	-	25,000 (6)	462,250	-	-

(1)	The market value was calculated based on the closing market price of $18.49 per share of the Company's common stock on December 31, 2009, the last trading day of 2009.
(2)
Pursuant to his employment agreement with the Company, Mr. Socha was granted options on May 25, 2004 to acquire 150,000 shares of common stock for $10.80 per share. The options vest in five equal annual installments, beginning on the first anniversary of the date of grant.

(3)
Mr. Socha was granted 40,000 restricted shares of common stock during 2008 that vest in two equal installments on May 25, 2010 and 2011.  Mr. Socha was also granted 40,000 shares of restricted common stock during 2009, which vest in two equal installments on May 25, 2012 and 2013.

(4)
During 2005, Mr. Lane was granted 100,000 restricted shares of the Company's common stock which vest as follows: 25% of the shares vest in five equal annual installments, beginning on May 25, 2006, and the remaining 75% of the shares vest in five equal annual installments beginning November 1, 2006.  During 2008, Mr. Lane was granted 20,000 shares of restricted stock that vest on May 25, 2011.  During 2009, Mr. Lane was granted 20,000 shares of restricted stock that vest on May 25, 2012.

(5)
In 2006, Mr. Weber was granted 25,000 restricted shares of the Company's common stock which vest in five equal annual installments, beginning on November 1, 2007.  During 2008, Mr. Weber was granted 5,000 shares of restricted stock that vest on May 25, 2012. During 2009, Mr. Weber was granted 5,000 shares of restricted stock that vest on May 25, 2013.

(6)
During 2008, Mr. Hopkins was granted 13,750 shares of restricted stock that vest in three equal installments on May 25, 2010, 2011 and 2012.  During 2009, Mr. Hopkins was granted 11,250 shares that vest in two equal installments on May 25, 2013 and 2014.

The amount ultimately realized by the Named Executive Officer may vary based on a number of factors, including the Company's actual operating performance, stock price fluctuations and the timing of exercises and sales.

OPTION EXERCISES AND STOCK VESTED IN 2009

The following table sets forth information about stock awards that vested during 2009.  There were no stock option exercises by Named Executive Officers during 2009.

Name	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Peter T. Socha	-	-	41,250	$846,863
Coy K. Lane, Jr.	-	-	20,000	387,500
Michael E. Weber	-	-	5,000	94,950
Samuel M. Hopkins, II	-	-	13,750	282,288

(1)	The value of the awards was calculated on the closing price per share of the Company's common stock on the vesting date.

PENSION BENEFITS IN 2009

Effective September 30, 2007, the Company froze pension plan benefit accruals for all employees covered under its qualified non-contributory defined benefit pension plan.  Prior to being frozen, the pension plan covered substantially all employees in the Company’s Central Appalachian (“CAPP”) region and corporate offices who met certain length of service requirements.

The monthly retirement benefit payable upon the normal retirement of any participant is dependent upon age, compensation and years of service. The normal retirement age under the plan is 65, but a full benefit is available to a retiree at age 62. A retiree can begin receiving a benefit as early as age 55, provided they have at least ten years of service at the time; however, a 3% reduction factor applies for each year a retiree receives a benefit prior to age 62.  Compensation for purposes of calculating the monthly retirement benefit payable means basic monthly earnings, excluding overtime, bonuses and commissions, based on the employee's average salary for the three highest consecutive years of service during the employee's last ten years of employment. This amount is capped by provisions of the Internal Revenue Service code. The Internal Revenue Code also limits the amount of annual benefits which may be payable from the pension trust.

The following table lists the number of years of credited service and the present value of accrued pension benefits for Named Executive Officers as of December 31, 2009.  Changes in the value of pension benefits for Named Executive Officers from 2008 to 2009 are listed in the “Summary Compensation Table” above.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (2)	Payments During Last Fiscal Year ($)
Peter T. Socha	James River Coal Company Employees’ Pension Plan	5.0	$48,229	-
Coy K. Lane, Jr.	James River Coal Company Employees’ Pension Plan	3.0	26,108	-
Michael E. Weber (3)	James River Coal Company Employees’ Pension Plan	-	-	-
Samuel M. Hopkins, II	James River Coal Company Employees’ Pension Plan	4.0	27,136	-

(1)
Effective September 30, 2007, the Company froze pension plan benefit accruals and plan participation. Prior to that time, participants were credited with a year of credited service for any year in which they had completed 1,000 or more hours of service.

(2)
Amounts represent the actuarially determined present value of accumulated plan benefits due the individual, assuming an interest rate of 5.875%, as used in the Company's financial statement disclosures for the year ended December 31, 2009, the RP2000 Mortality adjusted for Blue Collar, and compensation limits of $220,000 for 2006, the last year for which pay was used to determine the accrued benefit.

(3)	Mr. Weber joined the Company in September 2006 and did not meet the eligibility requirements to participate in the plan.

The Company also has a defined contribution 401(k) plan, which is discussed above under the heading “Retirement Benefits.” The Company's 2009 contributions to the defined contribution 401(k) plan on behalf of Named Executive Officers are included in the “All Other Compensation” column in the “Summary Compensation Table” above.  Additionally, the Company does not provide any non−qualified deferred compensation plans to its employees.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS

Employment Contracts

As discussed under “Base Salary” above, the Company and Mr. Socha entered into an employment agreement effective May 7, 2004. In addition to the base salary, bonuses, equity incentives and other benefits terms outlined above, the employment agreement provides that if Mr. Socha's employment is terminated without good reason, as defined in the employment agreement, before expiration, he will receive the greater of (i) his remaining salary due under the employment agreement or (ii) 12 months of salary. Mr. Socha's employment agreement also provides that upon termination without good reason or a change in control (as those terms are defined in the applicable agreements) all of Mr. Socha's restricted shares and options will immediately vest and the options will become exercisable.

Severance and Change−in−Control Arrangements

The Company has a plan for certain employees that would encourage them to devote their time and energies to the successful performance of their employment duties while providing them a measure of security during a potential change-in-control transaction. We believe that such a plan promotes alignment of management's goals with stockholders' goals by helping reduce management's reluctance to pursue and act on change−in−control transactions. Additionally, change−in−control agreements with key employees allow us to have a mechanism in place to retain key employees and encourage their continued dedication during the period of transition.  In 2006, the Board of Directors authorized the Chief Executive Officer and the Compensation Committee to work with Towers Perrin to develop a severance and retention plan. The plan was adopted by the Board and communicated to those employees determined to be at risk in the event of a change−in−control transaction.  Pursuant to the severance and retention plan, the Company has entered into severance agreements with Messrs. Lane, Weber and Hopkins, each of which provide that the executive will be entitled to receive a lump sum cash payment in an amount equal to 12 months of his base salary, plus continued health, dental and term life insurance benefits for 12 months following his termination, if such termination occurs within 12 months after a change−in−control transaction. A change in control, as defined in the severance and retention plan, includes any of the following events: (1) the acquisition (other than from the Company) by any person of beneficial ownership of forty percent or more of the combined voting power of the Company's then outstanding voting securities or (2) the individuals who, as of the effective date of the transaction are members of the Board, cease to constitute at least two−thirds of the Board.  The severance and retention plan also provides that employees designated by the Compensation Committee will be eligible to receive a retention bonus, in an amount designated by the Compensation Committee, upon the occurrence of a change in control.  Retention bonus amounts payable to any of the Named Executive Officers, if any, will be determined by the Compensation Committee at a later date.

Assuming that termination in connection with a change-in-control transaction was effective on December 31, 2009, the value of potential payments and benefits payable to each Named Executive Officer who was employed by the Company on such date is summarized in the following table.  The price per share of Common Stock used for purposes of the following calculation is the closing market price on the Nasdaq Global Select Market as of December 31, 2009, the last trading day in 2009, which was $18.49.  The table excludes (i) amounts accrued through December 31, 2009 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, (ii) vested account balances in the Company’s 401(k) plan that are generally available to all of the Company’s U.S. salaried employees, and (iii) any amounts to be provided under any arrangement that does not discriminate in scope, terms or operation in favor of named executive officers and that is available generally to all salaried employees.  Actual amounts to be paid can only be determined at the time of such executive’s termination.

Name and payment or benefit	Cash Settlement Payment	Healthcare and Life Insurance Coverage	Market value of all equity awards vesting on termination ($)

Peter T. Socha	$2,008,000 (1)	$45,949 (2)	$1,479,200

Coy K. Lane, Jr.	340,000	13,672 (3)	1,109,400

Michael E. Weber	215,000	9,533 (3)	369,800

Samuel M. Hopkins, II	190,000	13,638 (3)	462,250
____________________

(1)	Reflects the value of the greater of: (i) base salary for the remaining term of the executive’s employment agreement or (ii) base salary for 12 months

(2)	Reflects the employer share of premiums for continued healthcare and life insurance for the greater of (i) the remaining term of the executive’s employment agreement or (ii) 12 months.

(3)	Reflects the employer share of premiums for continued healthcare and life insurance coverage for 12 months.

DIRECTOR COMPENSATION IN 2009

Annual compensation of non−employee directors for 2009 consisted of cash compensation, which included an annual retainer paid quarterly to each director and an additional fee to each director who served as chair of a committee, and equity compensation, consisting of stock option awards and restricted stock awards. These components are described more fully below.

Annual Board Fees

Non−employee directors received an annual cash retainer of $40,000 in 2009, which was paid pro−rata on a quarterly basis to each director. Effective in the second quarter of 2010, non−employee directors will receive an annual cash retainer of $50,000, which will be paid pro−rata on a quarterly basis to each director.  The Audit Committee Chairman received an additional annual amount of $20,000 and the Chairmen of the Compensation and Governance Committees each received an additional annual amount of $5,000 in 2009.  Effective in the second quarter of 2010, non-Chairman Audit Committee members will receive an additional annual amount of $5,000.

The Company pays travel and accommodation expenses of directors to attend meetings and other corporate functions. Directors do not receive meeting attendance fees.

Annual Equity Compensation

Non−employee directors each received 1,250 shares of restricted stock (valued based on the fair market value of the Company's common stock on the date of grant) and 5,000 stock options (valued based on the Black−Scholes method).  The restricted stock awards will vest in equal installments over three years. The stock option awards were granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant and will vest in equal installments over three years and will expire 10 years after grant.  In the event of a change in control (as defined in the Company's 2004 Equity Incentive Plan), all outstanding unvested restricted shares and options will immediately vest and the options will become fully exercisable. The Committee may, in its sole discretion, provide for the termination of an award upon the consummation of the change in control and the payment of a cash amount in exchange for the cancellation of an award, or the issuance of a substantially equivalent substitute grant or award.

The total 2009 compensation of the Company's non−employee directors is shown in the table below.

Director Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (1) (3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Alan F. Crown	45,000	17,338	55,000	-	-	-	117,338
Ronald J. FlorJancic	40,000	17,338	55,000	-	-	-	112,338
Leonard J. Kujawa	58,750	17,338	55,000	-	-	-	131,088
Joseph H. Vipperman	45,000	17,338	55,000	-	-	-	117,338

(1)
The amounts for stock awards and option grants reflect the grant date fair value for the awards granted in the fiscal year ended December 31, 2009. The assumptions used in the calculation of the amounts of these awards granted in 2009 are included in Note 7 to the Company's consolidated financial statements included within  the 2009 Annual Report on Form 10−K for the year ended December 31, 2009.

(2)
As of December 31, 2009, the aggregate number of unvested restricted stock awards outstanding for each non−employee director was as follows:  Mr. Crown, 2,499 shares; Mr. FlorJancic, 2,499 shares; Mr. Kujawa, 2,499 shares; and Mr. Vipperman, 2,499 shares.

(3)
As of December 31, 2009, the aggregate number of stock option awards outstanding for each non−employee director was as follows:  Mr. Crown, 40,000 options; Mr. FlorJancic, 25,000 options; Mr. Kujawa, 30,000 options; and Mr. Vipperman, 15,000 options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our compensation committee currently consists of Alan F. Crown, Ronald J. FlorJancic and Joseph H. Vipperman (committee chair).  None of these committee members has ever been employed by us.  None of our executive officers serves as a member of the compensation committee of any entity that has one or more executive officers who serve on our compensation committee.  No interlocking relationship exists between our compensation committee and the compensation committee of any other company, nor has any interlocking relationship existed in the past.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates this Report by reference therein.

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities by serving as an independent and objective party to oversee, monitor and appraise: (1) the integrity of the Company’s financial statements and other external financial information and financial reporting process; (2) the Company’s auditing process, including all engagements of the Company’s independent registered public accountants, and the performance of financial management; (3) the Company’s ethical and legal compliance; (4) the performance of the Company’s internal control function and its system of internal controls; and (5) the investment of the assets of the Company’s pension plan.  The Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on the Company’s internet site (http://ir.jamesrivercoal.com/documentdisplay.cfm?DocumentID=3225).

The Company’s management is responsible for its internal controls and the financial reporting process.  The Company’s independent registered public accountants, KPMG LLP, are responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion as to their conformity with U.S. generally accepted accounting principles.  The Audit Committee’s responsibility is to monitor and oversee these processes.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.  Management has also concluded that the Company’s internal control over financial reporting was effective as of December 31, 2009.

In keeping with its responsibilities, the Audit Committee has reviewed and discussed the Company's audited consolidated financial statements and internal control with management and the independent registered public accountants.  In addition, the Audit Committee has discussed with the Company’s independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committee,” as currently in effect.  The Audit Committee also has received the written disclosures and the letter from the independent registered public accountants required by the Public Company Accounting Oversight Board and has discussed with the independent registered public accountants their independence.  The Audit Committee has also discussed, reviewed and monitored the Company’s disclosure controls and its plans and activities related to Sarbanes-Oxley Section 404 compliance.

Based on the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the 2009 Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

The foregoing report has been furnished by:

JAMES RIVER COAL COMPANY AUDIT COMMITTEE

Audit Committee Members:

Ronald J. FlorJancic    Leonard J. Kujawa, Chairman    Joseph H. Vipperman
(Members of the Audit Committee)

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Pursuant to the Audit Committee Charter, the Audit Committee appoints the firm that will serve as the Company’s independent registered public accountants each year.  Such appointment is subject to ratification by the shareholders.  In the event shareholders do not ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2010, the Audit Committee will review its future selection of the independent registered public accounting firm.  KPMG LLP was the independent registered public accounting firm for the Company for 2009.  Representatives of KPMG LLP are expected to be present and available to answer appropriate questions at the 2010 Annual Meeting, and will have an opportunity to make a statement if they so desire.

Fees

The following table and footnotes summarize the aggregate fees billed to the Company by KPMG LLP for the years indicated ($ in thousands):

	2009	2008

Audit Fees (1)	$481	$ 539
Audit-Related Fees	-	-
Tax Fees	25	-
All Other Fees	-	-
Total	$506	$ 539
_________________

(1)
Fees for audit services billed in 2009 consisted of the audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and quarterly reviews of unaudited consolidated financial statements ($400) and services in connection with the Company's registration statements and convertible debt issuance ($81).  Fees for audit services billed in 2008 consisted of the audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and quarterly reviews of unaudited consolidated financial statements ($400), and services in connection with the Company's registration statements ($139).

Approval of Audit and Non-Audit Services

The Audit Committee of the Company's Board of Directors pre−approves all audit and non−audit services performed by the Company's independent registered public accountants.  The Audit Committee specifically approves the annual audit services engagement.  Certain non−audit services that are permitted under the federal securities laws may be approved from time to time by the Audit Committee.  The Audit Committee is authorized to delegate to the Chair of the Committee pre−approval authority with respect to permitted services.  None of the services performed by KPMG LLP described above were approved by the Audit Committee pursuant to paragraph (c)(7)(i)(C) of Rule 2−01 of Regulation S−X.

SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

Shareholders are hereby notified that if they wish to include a proposal in the Company’s Proxy Statement and form of proxy relating to the 2011 annual meeting pursuant to Rule 14a-8 as promulgated under the Securities Exchange Act of 1934, a written copy of their proposal must be received at the principal executive offices of the Company no later than December 31, 2010 (based on a tentative annual meeting date of June 15, 2011 and these proxy materials for the 2010 annual  meeting being dated April 30, 2010).  To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested and should otherwise comply with Rule 14a-8.

In accordance with the Company’s bylaws, shareholders who wish to submit a proposal for consideration at the Company’s 2011 annual meeting of shareholders other than pursuant to Rule 14a-8 must deliver a copy of their proposal to the Company at its principal executive offices no later than March 17, 2011 (based on a tentative annual meeting date of June 15, 2011).  Also in accordance with the Company’s bylaws, shareholders who wish to make a nomination for director for consideration at the Company’s 2011 annual meeting must deliver a copy of their nomination to the Company at its principal executive offices no later than February 15, 2011 (based on a tentative annual meeting date of June 15, 2011).

2009 ANNUAL REPORT

A copy of James River’s 2009 Annual Report to Shareholders, which includes a copy of the 2009 Annual Report on Form 10-K for the year ended December 31, 2009, is being furnished herewith.  Any record or beneficial shareholder as of the Record Date may request a copy of any exhibits to the 2009 Annual Report on Form 10-K, upon payment of James River’s reasonable expenses in furnishing the exhibits, by submitting a written request to:

James River Coal Company
901 E. Byrd Street, Suite 1600
Richmond, Virginia  23219
Attn.:  Secretary

If the person requesting exhibits was not a shareholder of record on the Record Date, the request must include a representation that the person was a beneficial owner of Common Stock on that date.

EXPENSES OF SOLICITATION

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and soliciting proxies will be paid by the Company.  It is estimated that such costs will be nominal.  The Company may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of stock.  The solicitation of proxies will be conducted primarily by mail but may include telephone, electronic or oral communications by directors, officers or regular employees of the Company, acting without special compensation.

OTHER MATTERS

The Board of Directors does not know of any other matters to come before the 2010 Annual Meeting; however, if any other matters properly come before the 2010 Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters.  If any other matter should come before the 2010 Annual Meeting, such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

Date: April 30, 2010

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE IS APPRECIATED.

JAMES RIVER COAL COMPANY
901 E. BYRD STREET
SUITE 1600
RICHMOND, VIRGINIA 23219

This Proxy is Solicited on Behalf of the Board of Directors.

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of James River Coal Company, a Virginia corporation (the “Company”), do hereby nominate, constitute, and appoint Peter T. Socha and Samuel M. Hopkins, II, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock, par value $0.01 per share, of the Company, standing in my name on its books on May 10, 2010, at the 2010 Annual Meeting of its Shareholders to be held at the Company’s principal office on June 16, 2010 at 10:00 a.m., local time, or at any adjournment thereof.

1.	Election of the following nominees as directors:

For the term to expire in 2013:

Leonard J. Kujawa

Peter T. Socha

☐ FOR all nominees listed (except as marked to the contrary)	☐ WITHHOLD AUTHORITY to vote for all nominees listed
INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee’s name(s) in the space provided below.

2.	Ratification of the appointment of KPMG LLP as independent registered public accounting firm for 2010.

☐ ☐ For	☐ Against	☐ Abstain

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting.  Please sign exactly as your name appears hereon.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.  Make sure that the name on your stock certificate(s) is exactly as you indicate below.

Dated: , 2010

Please indicate whether or not you plan to attend the 2010 Annual Meeting (if you do attend and wish to vote in person, you may revoke your proxy at that time):

☐ Yes	☐ No

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE.